EXHIBIT 99.1

Tax Indemnification Agreement

THIS TAX INDEMNIFICATION AGREEMENT dated as of September 30, 2005 (this "Agreement"), is entered into by and among SPORT CHALET, INC., a Delaware corporation (the "Company"), NORBERT OLBERZ and IRENE OLBERZ, both individually and in their capacities as the trustees of THE OLBERZ FAMILY TRUST ("Olberz"), CRAIG L. LEVRA ("Levra") and HOWARD K. KAMINSKY ("Kaminsky").

WHEREAS, pursuant to the "Transition Plan" dated February 28, 2005, attached hereto as Exhibit A, Olberz has agreed to transfer to Levra and Kaminsky (the "Transfer") such number of shares (the "Shares") of Class B Common Stock of the Company owned by Olberz as would be necessary, when added to the shares owned by Levra and Kaminsky, to give them at least 45% of the combined voting power of the Class A Common Stock and the Class B Common Stock of the Company;

WHEREAS, because the Transfer is between the Company's majority stockholder and officers of the Company, applicable tax rules and regulations require the Company to treat the Transfer as the contribution of the Shares to the Company's capital and the subsequent issuance of the Shares by the Company to Levra and Kaminsky;

WHEREAS, the Company and Olberz have agreed to the Transfer on the condition that Levra and Kaminsky pay all taxes imposed as a result of the Transfer, including without limitation gift taxes, income tax withholding, FICA, FUTA, SDI and SUI; and

WHEREAS, Levra and Kaminsky have agreed to indemnify the Company and Olberz from any such taxes, and have agreed to pledge 457,263 shares (the "Pledged Shares") of Company Class B Common Stock as security for such obligation, provided, however, that such pledge shall be subordinate to any pledge of the Pledged Shares for indebtedness incurred by Levra and Kaminsky;

NOW, THEREFORE, to induce the Company and Olberz to enter into, and in consideration of its entering into, the Transfer, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

ARTICLE I  Definitions.

"Taxes" means any federal, state and local taxes, including, without limitation, gift taxes, transfer taxes, income taxes (including withholding of income taxes) and payroll taxes (such as FICA, FUTA, SDI, SUI and the like), and any penalties and interest on any such taxes.

"Indemnitee" means Olberz and his successors and assigns. "Indemnitors" means Levra and Kaminsky and their successors and assigns.

ARTICLE II  Indemnification by Levra and Kaminsky. The Indemnitors, jointly but not severally, agree to indemnify and hold harmless the Indemnitee from and against any and all Taxes asserted against, imposed upon, or incurred by the Indemnitee which arise out of or in connection with the Transfer, plus reasonable legal fees and expenses incurred for or with respect to such indemnity. For purposes of clarification, each Indemnitor shall be liable hereunder only for those Taxes asserted against, imposed upon, or incurred by the Indemnitee that are solely attributable to the transfer of Shares to such Indemnitor in connection with the Transfer.

1.    Claims by Taxing Authorities.

(a)   If a claim by a federal, state or local taxing authority is made against the Indemnitee arising out of a matter for which the Indemnitee is entitled to be indemnified pursuant to Section 2 (a "Tax Claim"), the Indemnitee shall promptly notify each Indemnitor in writing of such claim. The failure to notify promptly the Indemnitors shall not relieve the Indemnitors of their obligations hereunder except to the extent (and only to the extent) that the Indemnitors are actually and materially prejudiced by such failure. The Indemnitors shall be responsible for the fees and expenses of the counsel employed by the Indemnitee, provided that in no event shall the Indemnitors be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for the Indemnitee in connection with any one Tax Claim or separate but similar or related Tax Claims.

(b)    The Indemnitors shall be entitled to control the defense of a Tax Claim, individually or jointly, through their counsel, at their own expense, and, without limiting the foregoing, may in their sole discretion, pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may in their sole discretion, pay the amount claimed and sue for a refund (where applicable law permits such refund suits), settle or contest the Tax Claim in any permissible manner.

(c)    So long as the Indemnitors are participating in the defense of a Tax Claim in good faith, the Indemnitee shall reasonably cooperate with the Indemnitors by, among other things, providing records and information that are reasonably relevant to such Tax Claim and filing such appeals, petitions and other papers as requested by the Indemnitors. The Indemnitee shall not settle or compromise any Tax Claim without the written consent of the Indemnitors. No such consent will be required if the Indemnitee agrees in writing to forego all claims for indemnification from the Indemnitors with respect to such Tax Claim.

2.    Termination of Indemnification. The obligations of the Indemnitors to indemnify the Indemnitee with respect to any Tax, pursuant to Section 2, shall terminate upon the earlier of (i) the close of business on the date which is five (5) years from the date of this Agreement and (ii) the close of business on the date which is sixty (60) days after the applicable statute of limitations for collection of such Tax, taking into account extensions thereof, except in each case with respect to any Tax Claims with respect to which any Indemnitee has theretofore delivered notice to the Indemnitors in accordance with this Agreement, which shall survive until such Tax Claims are finally resolved.

3.    Pledge of Shares. The Indemnitors agree to pledge the Pledged Shares to the Indemnitees as security for their obligations hereunder, provided that such security interest held for the benefit of the Indemnitee is subordinate to any security interest held by a lender to the Indemnitors. The pledge of the Pledged Shares hereunder shall be in the form of Stock Pledge Agreement attached hereto as Exhibit B.

4.    Confidentiality. Each party hereto agrees to maintain the confidentiality of any tax information in connection with this Agreement, except with respect to any taxing authority in connection with a Tax Claim or as otherwise required by law.

5.    Miscellaneous.

(a)    Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

To the Company:

Sport Chalet, Inc.
One Sport Chalet Drive
La Canada, California 91011
Attn: President

Copy to

D. Matthew Richardson, Esq.
Sheppard Mullin Richter & Hampton, LLP
333 S. Hope St., 48th Floor
Los Angeles, California 90071

To Olberz:

Norbert Olberz
Sport Chalet, Inc.
One Sport Chalet Drive
La Canada, California 91011

Copy to

Karl I. Swaidan, Esq.
Hahn & Hahn LLP
301 East Colorado Blvd., Ninth Floor
Pasadena, California 91101

To Levra:

Craig L. Levra
Sport Chalet, Inc.
One Sport Chalet Drive
La Canada, California 91011

To Kaminsky:

Howard K. Kaminsky
Sport Chalet, Inc.
One Sport Chalet Drive
La Canada, California 91011

(b)    This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, heirs and assigns, but shall not be assignable by any party without the prior written consent of all parties hereto.

(c)    This agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles of such state.

(d)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

(e)    This Agreement may not be amended or modified except by an instrument in writing signed by all the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other parties hereto or (ii) waive compliance with any agreement or condition contained herein. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party at any time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

(f)    If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

SPORT CHALET, INC.

By:	/s/ Craig L. Levra
Craig L. Levra, President

By:	/s/ Norbert Olberz
Norbert Olberz, individually and as trustee of The Olberz Family Trust

By:	/s/ Irene Olberz
Irene Olberz, individually and as trustee of The Olberz Family Trust

By:	/s/ Craig L. Levra
Craig L. Levra

By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky